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                                                                   EXHIBIT 10.51



                              MANAGEMENT AGREEMENT

                                     BETWEEN

                               NMC HOLDINGS, INC.

                                       AND

                                      UICI

                                  JULY 27, 2000



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                            MANAGEMENT AGREEMENT

         MANAGEMENT AGREEMENT, dated July 27, 2000 (the "Agreement") by and between NMC HOLDINGS, INC., a Delaware corporation ("NMC"), and UICI, formerly known as United Insurance Companies, Inc., a Delaware corporation (the "Manager").

                                    RECITALS

         WHEREAS, the execution of this Agreement is required by a Stock Purchase Agreement dated the same date as this Agreement (the "Stock Purchase Agreement"), between C & J INVESTMENTS, LLC, a Nevada limited liability company ("C & J") and the Manager, whereby C & J purchased all of UICI's interest in NMC.

         WHEREAS, NMC and the Manager have agreed on the terms and conditions contained in this Agreement for the Manager to provide certain management services to NMC.

         WHEREAS, those capitalized terms that are used, but not defined, herein shall have the meaning given to such term in the Stock Purchase Agreement.

         NOW THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                      APPOINTMENT AND PROVISION OF SERVICES

         1.1 Appointment. Effective as at Closing, NMC hereby appoints and retains the Manager, and the Manager hereby accepts such appointment and retention, to provide those management services as set out in Schedule 1 hereto, as well as those other management services that may be reasonably requested by NMC (the "Management Services") to NMC, and the Manager hereby agrees to provide the Management Services to NMC, all on the terms and subject to the conditions of this Agreement.

         1.2 Standard of Performance. The Manager shall, within the scope of its obligations as set out in this Agreement, use its reasonable best efforts to further the interests of NMC and to provide the Management Services in a competent and professional manner to at least the same standards of quality and efficiency as if NMC were wholly-owned by the Manager.

         1.3 Limits on Authority. Notwithstanding any powers the Manager may from time to time exercise under this Agreement, NMC shall retain all authority and control over the business, policies, operation and assets of the NMC Business, and the Manager shall perform its duties in accordance with and pursuant to all directives of NMC.

         1.4 Legal Services. In addition to the Management Services contemplated in Section 1.1 above, Manager hereby agrees, upon the request of NMC from time to time, to provide legal advice and review ("Legal Services") to NMC through licensed attorneys in Manager's legal department, provided that the provision of such services is in the common interest and defense of Manager and NMC. NMC agrees to reimburse Manager for Legal Services rendered by


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Manager on behalf of NMC at the then-prevailing rate per hour for attorneys and paralegals in the Dallas legal market with similar experience and training as attorneys and paralegals in Manager's legal department, such fee to be payable quarterly in arrears and as otherwise contemplated in Sections 2.1 and 2.2 of the Agreement.

         1.5 Funds of NMC. The Manager shall ensure that any moneys received by the Manager, or any of the Manager's employees or agents on behalf of NMC shall, as soon as practicable after such moneys have been received, be deposited into a bank account in the name of NMC, or otherwise dealt with as NMC directs. Neither the Manager, nor any of its employees or agents shall withdraw any funds from any bank account in the name of NMC, except for the purposes of conducting the NMC Business. The Manager shall not commingle any of NMC's funds with any of its own funds.

                                   ARTICLE II.
                                  COMPENSATION

         2.1 Compensation. As compensation for the provision of Management Services by the Manager under this Agreement, subject to Section 2.2, NMC shall pay to the Manager a fee equal to Thirty Thousand dollars ($30,000) for each 3 month period from Closing (the "Fixed Fee"). The Fixed Fee shall be payable in arrears on the day occurring three full calendar months after Closing and each day occurring three full calendar months thereafter (except in each case if such day is not a Business Day, on the next occurring Business Day).

         2.2 Effect of Termination. On the Termination Date, the Manager shall be entitled to payment of the Fixed Fee reduced pro rata according to the number of days after the Termination Date remaining in the three month period for which the Fixed Fee is payable. The Manager shall not be entitled to any payment of the Fixed Fee thereafter.

                                  ARTICLE III.
                               COSTS AND EXPENSES

         3.1 Costs and Expenses. The Manager shall be entitled to reimbursement from NMC for reasonable out-of-pocket expenses, including reasonable travel expenses incurred in the performance of its obligations under this Agreement; provided that NMC shall not reimburse the Manager for such costs and expenses in excess of Twenty Five Thousand dollars ($25,000) per Fiscal Year.

                                   ARTICLE IV.
                                      TERM

         4.1 Term. Subject to Section 4.2, this Agreement shall be in effect from Closing until the earlier of (the "Termination Date"):

                  (a) the date this Agreement shall have been terminated by Manager or NMC as hereinafter provided;

                  (b) the date upon which shares of common stock are sold to the public pursuant to the first registration of common stock of NMC under the Securities Act of 1933, as amended; and


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             (c) the date upon which in excess of 50% of the issued and outstanding shares of each of the Class A, Class B and Class C common stock of NMC is sold to or acquired by the same unaffiliated third party.

         This Agreement may be terminated by (a) the Manager, at any time, upon not less than 60 days' written notice to NMC or (b) NMC, at any time following the payment in full of the Promissory Note from C & J to Manager in the original principal amount of $35,000,000, upon not less than 30 days' written notice to the Manager.

         4.2 Survival After Termination. On the Termination Date, all rights and obligations of parties to this Agreement shall terminate provided that (a) the rights and obligations set forth in Section 2.2 and 3.1 and Articles V, VII, and IX of this Agreement, and (b) any rights, claims or causes of action that any party may have against any other party, whether for damages or other relief, arising out of or by virtue of anything done or omitted to be done by such other party (through or by agents, employees or other representatives) outside the scope of, or in violation of, this Agreement shall survive such termination.

                                   ARTICLE V.
                                 INDEMNIFICATION

         5.1 Indemnification of NMC. The Manager hereby agrees to defend (with counsel approved by NMC, which approval shall not be unreasonably withheld), indemnify and hold NMC harmless from and against any and all loss, liability, claims, litigation, damage, penalties, actions, demands and expenses of any kind or nature, arising out of, connected with or incidental to any gross negligence or willful misconduct by the Manager in connection with the performance by the Manager of its obligations under this Agreement. This obligation to indemnify shall include reasonable attorneys' fees and investigation costs and all other reasonable costs, expenses and liabilities incurred by NMC or its counsel from the first notice that any claim or demand is to be made or may be made.

         5.2 Indemnification of the Manager. NMC hereby agrees to defend (with counsel approved by the Manager, which approval shall not be unreasonably withheld) indemnify and hold the Manager harmless from and against any and all loss, liability, claims, litigation, damage, penalties, actions, demands and expenses arising out of, connected with or incidental to the performance by the Manager of its duties under this Agreement or any matter arising out of the relationship created hereby, except to the extent arising from the gross negligence or willful misconduct of the Manager. This obligation to indemnify shall include reasonable attorneys' fees and investigation costs and all other reasonable costs, expenses and liabilities incurred by the Manager or its counsel from the first notice that any claim or demand is to be made or may be made.

         5.3 Persons Indemnified. Except as otherwise provided in Section 5.1 or 5.2, respectively, all agreements by either the Manager or NMC to indemnify or hold the other harmless shall inure to the benefit not only of the respective indemnitee but also to that of their respective affiliates, and shall also inure to the benefit of the directors, officers, managers, members, employees, partners and agents of any of the foregoing.


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                                   ARTICLE VI.
                             INDEPENDENT CONTRACTOR

         6.1 Independent Contractor. The Manager and NMC agree that the Manager shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and the actions of its employees and agents. Neither the Manager nor any of its employees or agents shall, solely by virtue of this Agreement or the arrangements hereunder, be considered an employee or agent of NMC and shall not have authority to contract in the name of or bind NMC, except as expressly provided in this Agreement.

                                  ARTICLE VII.
                                 CONFIDENTIALITY

         7.1 Confidentiality. Any non-public information delivered to the Manager or any of its employees under this Agreement or by NMC or otherwise by virtue of the Manager's business relationship contemplated hereby shall be kept strictly confidential by the Manager and its employees subject to the following standards: (a) the Manager may use such information only with respect to matters arising in connection with the transactions contemplated by the Constituent Documents and the operation or evaluation of NMC and the NMC Business and shall maintain the confidentiality thereof with the same degree of care and concern as it would use in the protection of its own confidential information, (b) the Manager shall use its best efforts to restrict access to such confidential information to those of its employees, agents, advisors, counsel and auditors who have a reasonable need to have access to such confidential information in connection with the performance of their duties, (c) no confidentiality obligation shall exist with respect to any such information if at the time of disclosure to the Manager such information is already in its possession and such information was not subject to a confidentiality obligation, or if such information is at the time of disclosure or thereafter becomes part of the public domain without wrongful act by the Manager, or if such information is received from a third party without restriction as to disclosure or use under circumstances which do not give the Manager cause to believe that such information is delivered to it in breach of an agreement of confidentiality with NMC or a shareholder of NMC or either of them, and (d) the Manager may disclose any such confidential information (i) to any entity if such disclosure is required by law or (ii) by order of any court or other governmental entity having jurisdiction.

                                  ARTICLE VIII.
                                   DEFINITIONS

         8.1 Certain Definitions. For the purposes of this Agreement, the following capitalized terms shall have the following meanings:

         Business Day: Any day which is not a Saturday, Sunday or a day in which national banks in Dallas, Texas are closed.

         C & J: As defined in Recital A.

         Closing: As defined in the Stock Purchase Agreement.


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         Fiscal Year: Any 12 month period being NMC's fiscal year for which audited accounts are prepared.

         Fixed Fee: As defined in Section 2.1.

         Management Services: As defined in Section 1.1.

         NMC: As defined in the introductory paragraph to this Agreement.

         NMC Business: The business or businesses owned or operated, whether directly or indirectly, by NMC or its subsidiaries.

         Person: Any natural person, partnership, corporation and any other form of business or legal entity.

         Stock Purchase Agreement: As defined in Recital A.

         Term: The period beginning at Closing and ending at Termination Date.

         Termination Date: As defined in Section 4.1.

                                  ARTICLE IX.
                                 MISCELLANEOUS

         9.1 Entire Agreement. This Agreement embodies the entire agreement among the parties hereto and supersedes any prior agreement promises, representations, warranties or understanding, written or oral, among the parties with respect to the subject matter hereof.

         9.2 Notices. All notices, requests, demands, waivers, consents and other communications required or contemplated by the provisions hereof shall (i) refer on their face to NMC (although failure to do so shall not make such notice ineffective), (ii) unless otherwise specified, be in writing or by telex, telegraph or facsimile transmission, and (iii) be deemed to have been given or made (A) on the fifth business day after deposit thereof in the United States mail, first class registered or certified (return receipt requested) postage prepaid, or (B) when received if sent by telex, facsimile transmission, telegraph or delivered by hand, in each case addressed as provided in Schedule 2 or, as to any of such Persons, to such other address as such Persons may from time to time specify to the parties hereto in writing in compliance herewith (provided that notice of a change of address shall be effective only upon receipt thereof).

         9.3 Further Assurances. Each party shall execute, acknowledge, deliver, file, record and publish all such certificates, amendments of certificates, instruments or documents and take such other action as may be required by law or may be necessary or desirable to carry out the provisions of this Agreement.

         9.4 Amendments. This Agreement may be altered, modified, amended or supplemented only by an instrument in writing signed by each party. Any failure of a party to comply with any obligation, covenant, agreement or condition set forth in this Agreement may be waived by the other party only by a written instrument signed by the party granting such


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waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         9.5 Successors and Assigns. No party may assign, transfer, pledge or otherwise encumber, in whole or in part, this Agreement or any of its rights, or delegate any of its obligations under this Agreement; provided, however, that NMC may assign all of its rights, duties and obligations under this Agreement to NM Holdings, Inc., a Nevada corporation. This Agreement shall be binding upon and (subject to the provisions hereof) inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as provided in Article V, this Agreement is not intended to confer, and shall not confer, upon any other Person except the parties hereto any rights or remedies under or by reason of this Agreement.

         9.6 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not of itself invalidate or render unenforceable such provision in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted only so broad as is enforceable.

         9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (regardless of the laws that might otherwise govern under applicable principles of conflicts of law).

         9.8 Captions and Headings. The captions and headings contained in this Agreement shall not be considered part of this Agreement and shall not affect the interpretation hereof.

         9.9 Counterparts. This Agreement, and any amendments, modifications and supplements hereto, may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         9.10 Injunctive Relief. The parties agree that money damages would not be a sufficient remedy for any breach of this Agreement by a party or its directors, officers, employees, agents and advisers, and that in addition to all other remedies, the parties shall be entitled to specific performance and to injunctive or other equitable relief as a remedy for any such breach. The parties agree not to oppose the granting of such relief, and to waive, and to use their best efforts to cause its directors, officers, employees, agents or advisers to waive, any requirement for the securing or posting of any bond in connection with such remedy.

         9.11 Expenses. Except as otherwise provided herein, the parties hereto agree that each party shall be responsible for, and will pay for its own operating expenses, including legal, auditing, accounting, brokerage, finder, placement, investment banking, interest, filing or other fees and expenses incurred by or on behalf of such party.

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       IN WITNESS WHEREOF, the undersigned have duly executed this Management
Agreement as of the date first above written.

                                  NMC HOLDINGS, INC.

                                  By  /s/ JOHN HUNTER
                                      -----------------------------
                                  Name:   John Hunter
                                  Title:  V. P.


                                  UICI

                                  By  /s/ GLENN W. REED
                                      -----------------------------
                                  Name:   Glenn W. Reed
                                  Title:  Executive Vice President and General
                                          Counsel



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